SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K
CURRENT REPORT


PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report:  February 22, 2002

Commission file number:  0-22622

CREATOR CAPITAL LIMITED
 (Exact name of registrant as specified in its charter)

BERMUDA 	98-0170199
(State or other Jurisdiction of  	(I.R.S. Employer
Incorporation or Organization) 	Identification Number)

Cedar House, 41 Cedar Street
Hamilton HM 12, Bermuda
(Address of principal executive offices)

(604) 947-2555
(Registrant's telephone number, including area code)


Securities registered pursuant to Section 12(g) of the Act:
50,000,000

ITEM 5:  OTHER EVENTS

On February 21, 2002, Creator Capital Limited was designated as delinquent incorrectly due to misunderstanding.

A copy of the News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person(s) on behalf of the Registrant and in the capacities and on the date indicated.

CREATOR CAPITAL LIMITED

"Deborah Fortescue-Merrin"
_____________________________
Name:  Deborah Fortescue-Merrin
Title:  President
Date:  February 22, 2002




EXHIBIT 1
News Release
February 21, 2002

Creator Capital Limited
Cedar House, 41 Cedar Street
Hamilton HM 12
Islands of Bermuda


PRESS RELEASE

HAMILTON, BERMUDA - February 21, 2001 - CREATOR CAPITAL LIMITED (CTORF:OTCBB)("CCL") was designated as delinquent in its filings with the USSEC this morning for its Fiscal Year ending December 3
1, 2001. As a result, the common shares of CCL began trading today with an "E" attached to its symbol. This designation was incorrectly issued due to a misunderstanding with the OTCBB as to CCL's actual fiscal year end.

CCL's Form 10K Annual Report is due ninety (90) days after its Fiscal Year End, which is December 31st, 2001. The Form 10K will be filed by March 30th, 2002.

CCL regrets any undue strain and hardship caused to its shareholders due to this misunderstanding with the OTCBB and the USSEC.

CCL continues to make positive progress with its investments in the China Soccer Lottery project and its Sky Play/Sky Games business.

Creator Capital Ltd., formerly known as Interactive Entertainment Ltd., is a Bermuda exempted company. The Company introduced the in-flight interactive gaming experience to international airline passengers as a method of creating additional revenues for airlines. Creator Capital's two products are Sky Games and Sky Play. Sky Games consists of interactive gaming, such as Blackjack (21), Draw Poker, and Slots. Sky Play consists of interactive PC amusement games such as Mah Jong, Solitaire and Chess. Creator Capital's products are currently featured on more than 164 aircraft in the fleets of nine international airlines.


ON BEHALF OF THE BOARD OF DIRECTORS

"Deborah Fortescue-Merrin"

Deborah Fortescue-Merrin
President

Corporate Contact:

Contact:	Deborah Fortescue-Merrin
Telephone	(604) 947-2555
Email		info@creatorcapital.com
Website	http://www.creatorcapital.com

Safe Harbour statements under the Private Securities Litigation Reform Act of 1995; - this release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21B of the Securities Exchange Act of 1934. Any statements which express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact, may be foreword looking statements. Forward looking statements are based upon expectations, estimate sand projections at the time the statements are made, which involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.